Exhibit 99.1

South State Corporation (NASDAQ: SSB) (the “Company” or “South State”) announced today that the Company’s Correspondent Banking Division will be expanding through the acquisition of Duncan-Williams, Inc., a 52-year-old family- and employee-owned registered broker-dealer, headquartered in Memphis, Tennessee, serving primarily institutional clients across the U.S. in the fixed income business.

The transaction, whose financial terms were not disclosed, provides the Company with a seasoned team of revenue producers as well as an expanded platform through which the Correspondent Banking Division can leverage additional opportunities. The transaction represents an attractive capital deployment opportunity for the company and the ability to grow its fee-based businesses.

The transaction has been approved by the Company’s board of directors and is expected to close in Q1 2021, subject to receipt of regulatory approvals and compliance with other customary closing conditions. Upon completion of the transaction, the Duncan-Williams firm will become an operating subsidiary of South State Bank. South State expects the transaction to be immediately accretive to earnings per share.

Barclays served as financial advisor to South State in connection with the transaction and Maynard Cooper & Gale served as its legal counsel. Genesis Capital LLC served as financial advisor to Duncan-Williams and Baker Donelson served as its legal counsel.

About South State

South State Corporation is a financial services company headquartered in Winter Haven, Florida. South State Bank, N.A., the Company’s nationally chartered bank subsidiary, provides consumer, commercial, mortgage and wealth management solutions to more than one million customers throughout Florida, Alabama, Georgia, the Carolinas and Virginia. The Bank also serves clients coast to coast through its correspondent banking division. Additional information is available at SouthStateBank.com.

Forward-Looking Statements

Information in this communication may constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of South State to differ materially from any results expressed or implied by such forward-looking statements. Specifically, with respect to statements relating to the expected completion of the acquisition of Duncan-Williams and the expected accretive impact of the transaction on South State’s financial results, such factors include, among others, (1) disruption to the parties’ businesses as a result of the announcement of the transaction, (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement, (3) the risk that the integration of the operations of Duncan-Williams into the Bank will be more costly or difficult than expected, (4) the amount of the costs, fees, expenses and charges related to the transaction, (5) the ability of the parties to obtain required regulatory approvals of the transaction, (6) reputational risk and the reaction of each company’s customers, suppliers, employees or other business partners, (7) general competitive, economic, political and market conditions, and (8) other factors that may affect future results of South State, as disclosed in South State’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and filed by South State with the U.S. Securities and Exchange Commission (the “SEC”) and available on the SEC’s website at http://www.sec.gov. South State disclaims any obligation and does not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws.